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                                                                     EXHIBIT 1.2

                              NEOTHERAPEUTICS, INC.

                                  COMMON STOCK

                                 SALES AGREEMENT

JUNE 12, 2001

CANTOR FITZGERALD & CO.
One World Trade Center
New York, New York 10048

Dear Sirs/Ladies:

      NeoTherapeutics, Inc., a Delaware corporation (the "Company"), confirms its agreement ("Agreement") with Cantor Fitzgerald & Co. ("CF&Co"), as follows:

      1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it will issue and sell through CF&Co, acting as agent and/or principal, shares (the "Shares") of the Company's common stock, par value $.001 per share ("Common Stock") having an aggregate sale price of up to $25,000,000; provided, however, that unless and until the Company obtains the approval of the holders of its Common Stock in accordance with the laws of the State of Delaware, in no event shall the number of shares issued hereunder exceed 19.99% of the number of shares of Common Stock outstanding on the date hereof (the "Maximum Amount"). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this
Section 1 on the number and aggregate sale price of Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and CF&Co shall have no obligation in connection with such compliance. The issuance and sale of Shares through CF&Co will be effected pursuant to a registration statement on Form S-3 filed by the Company and declared effective by the Securities and Exchange Commission (the "Commission").

      2. Placements. Each time that the Company wishes to issue and sell Shares hereunder (each, a "Placement"), it will notify CF&Co of the proposed terms of such Placement. If CF&Co wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, CF&Co will issue to the Company a written notice setting forth the terms that CF&Co is willing to accept, including without limitation the number of Shares ("Placement Shares") to be issued, the date or dates on which such sales are anticipated to be made, any minimum price below which sales may not be made, and the capacity in which CF&Co may act in selling Shares hereunder (as principal, agent or both) (a "Placement Notice"). The amount of any discount, commission or other compensation to be paid by the Company to CF&Co for effecting such sales shall be as set forth in Schedule 1 attached hereto, as such Schedule may be amended pursuant to the written agreement of the Company and CF&Co. The terms set forth in a

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Placement Notice will not be binding on the Company or CF&Co unless and until the Company delivers written notice of its acceptance of all of the terms of such Placement Notice (an "Acceptance"); provided, however, that neither the Company nor CF&Co will be bound by the terms of a Placement Notice unless the Company delivers to CF&Co an Acceptance with respect thereto prior to 4:30 p.m. (eastern time) on the Business Day following the Business Day on which such Placement Notice is delivered to the Company. It is expressly acknowledged and agreed that neither the Company nor CF&Co will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until CF&Co delivers a Placement Notice to the Company, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

      3. Sale of Placement Shares by CF&Co. Subject to the terms and conditions of this Agreement, upon the Acceptance of a Placement Notice, and unless the sale of the Placement Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement, CF&Co will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. CF&Co will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to CF&Co with respect to such sales, and the Net Proceeds (as defined below) payable to the Company. CF&Co shall not sell any Placement Shares into an existing trading market for the Company's Common Stock on or through the facilities of a national securities exchange or to or through a market maker. The Company acknowledges and agrees that (i) there can be no assurance that CF&Co will be successful in selling Placement Shares, (ii) CF&Co has not represented to the Company that CF&Co can sell any or all of the Placement Shares pursuant to the terms of this Agreement, and (iii) CF&Co will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by CF&Co to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3. For the purposes hereof, "Trading Day" means any day on which Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

      4. Suspension of Sales. The Company or CF&Co may, upon notice to the other party in writing or by telephone (confirmed immediately by verifiable facsimile transmission), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party's obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. The Company agrees that no such notice shall be effective against CF&Co unless it is made to one of the individuals named on Schedule 4 hereto, as such Schedule may be amended from time to time.

      5. Settlement.

      (a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Business Day (or such earlier day as is industry practice for regular-way trading) following the date on

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which such sales are made (each a "Settlement Date"). The amount of proceeds to be delivered to the Company on a Settlement Date against the receipt of the Placement Shares sold ("Net Proceeds") will be equal to the aggregate sales price at which such Shares were sold, after deduction for (i) CF&Co's commission, discount, or other compensation for such sales payable by the Company, (ii) any other amounts due and payable by the Company to CF&Co hereunder, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

      (b) Delivery of Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting CF&Co's or its designee's account at The Depository Trust Company through its Deposit Withdrawal Agent Commission System or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, CF&Co will deliver the related Net Proceeds in same day funds delivered to an account designated by the Company prior to the Settlement Date. If the Company defaults in its obligation to deliver Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) hereto, it will (i) hold CF&Co harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to CF&Co any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

      6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, CF&Co that:

      (a) The Company meets the requirements of Form S-3 under the Securities Act of 1933 (the "Act") and the rules and regulations thereunder ("Rules and Regulations"). A registration statement on Form S-3 (Registration No.333-53108) with respect to the Shares (as amended or supplemented, the "Registration Statement"), including the form of prospectus contained therein (as amended or supplemented, the "Prospectus"), has been prepared by the Company in conformity with the requirements of the Act and the Rules and Regulations, has been filed with the Commission and has been declared effective by the Commission. Any amendment or supplement to the Registration Statement or Prospectus required by this Agreement will be so prepared and filed by the Company, and the Company will use its best efforts to cause it to become effective as soon as reasonably practicable. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. Copies of the Registration Statement and Prospectus, any such amendment or supplement and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered to CF&Co. Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

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      (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus, on the date of filing thereof with the Commission and at each Settlement Date, conformed or will conform with the requirements of the Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, on the date of filing thereof with the Commission and at each Settlement Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements or omissions in any such document made in reliance on information furnished to the Company by CF&Co specifically stating that it is intended for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto.

      (c) The documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto (the "Disclosure Documents"), when they became effective under the Act or were filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, conformed with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing will not apply to statements or omissions in any such document made in reliance on information furnished to the Company by CF&Co specifically stating that it is intended for use in any such document.

      (d) The consolidated financial statements and financial schedules of the Company and its subsidiaries, together with the related notes set forth or incorporated by reference in the Registration Statement and Prospectus, have been and will be prepared in accordance with Regulation S-X under the Act and with generally accepted accounting principles consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present and will fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).

      (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; and the Company is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required,

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whether by reason of the ownership or leasing of property or the conduct of business, except where the failure, individually or in the aggregate, to be so qualified and be in good standing would not have a material adverse effect on
(i) the consolidated business, operations, properties, financial condition, reputation, prospects or results of operations of the Company and its subsidiaries taken as a whole, (ii) the transactions contemplated hereby, (iii) the Shares or (iv) the ability of the Company to perform its obligations under this Agreement (collectively, a "Material Adverse Effect").

      (f) Each subsidiary of the Company, if any, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not have a Material Adverse Effect.

      (g) Each of the Company and its subsidiaries has (i) good and marketable title to all of the properties and assets owned by it, free and clear of all liens, charges, claims, security interests or encumbrances (collectively, "Encumbrances"), other than Encumbrances that would not have a Material Adverse Effect, and (ii) possession under all leases to which it is party as lessee. All leases to which the Company or any of its subsidiaries is a party are valid and binding and no material default has occurred and is continuing thereunder, and no event or circumstance that with the passage of time or giving of notice, or both, would constitute such a material default has occurred and is continuing, and, to the best knowledge of the Company, no defaults by the landlord exist under any such leases.

      (h) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and have been issued in compliance with all applicable federal and state securities laws; and all of the issued shares of capital stock of each subsidiary, if any, of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and the shares of such subsidiary are owned directly or indirectly by the Company, are held free and clear of all Encumbrances. The Common Stock is currently listed on the Nasdaq National Market under the symbol "NEOT".

      (i) The Shares have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued and fully paid and non-assessable, free and clear of all Encumbrances and will be issued in compliance with all applicable federal and state securities laws; the capital stock of the Company, including the Shares, conforms to the description thereof contained in the Registration Statement and the Shares will conform to the description thereof contained in the Prospectus as amended or supplemented. Other than as set forth on Schedule 6(i), as such Schedule may be amended from time to time upon written notice to such effect delivered to CF&Co, neither the stockholders of the Company, nor any other person or entity have any preemptive rights or rights of first refusal with respect to the Shares or other rights to purchase or receive any of the Shares or any other securities or assets of the Company, and no person has the right, contractual or otherwise, to cause the Company to issue

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to it, or register pursuant to the Act, any shares of capital stock or other securities or assets of the Company upon the issuance or sale of the Shares.

      (j) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss (other than operating losses incurred in the ordinary course of the Company's business and which have been disclosed in writing to CF&Co or specifically described in a Disclosure Document) or interference with the business of the Company and its subsidiaries, taken as a whole, including without limitation, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus; subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries taken as a whole, and (ii) except as set forth on Schedule 6(j), as such Schedule may be amended from time to time upon written notice to such effect delivered to CF&Co, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus there has not been any material change, on a consolidated basis, in the authorized capital stock of the Company and its subsidiaries, any material increase in the short-term debt or long-term debt of the Company and its subsidiaries, on a consolidated basis, or any material adverse change, or any development involving a prospective material adverse change, in the consolidated business, operations, properties, financial condition, reputation, prospects or results of operations of the Company and its subsidiaries taken as a whole.

      (k) Except as set forth in the Prospectus, there is no claim, litigation or administrative proceeding or inquiry pending, or, to the Company's knowledge, threatened against the Company or any of its subsidiaries, or, to the Company's knowledge, against any officer, director or employee of the Company or any such subsidiary in connection with such person's employment therewith that, individually or in the aggregate, could have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could have a Material Adverse Effect.

      (l) There are no legal or governmental proceedings, contracts or documents of the Company or any of its subsidiaries that are required to be described in or filed as exhibits to the Registration Statement or any of the documents incorporated by reference therein by the Act or the Exchange Act or by the rules and regulations of the Commission thereunder that have not been so described or filed as required.

      (m) Subject to approval of the terms of each Placement Notice by the Company's Board of Directors, all necessary action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency,

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reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether applied in a proceeding in law or equity).

      (n) Neither the Company nor any of its subsidiaries is in violation of any provisions of its charter, bylaws or any other governing document as amended and in effect on and as of the date hereof or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any indenture, mortgage, deed of trust, loan or credit agreement or any provision of any instrument or contract to which it is a party or by which it is bound.

      (o) Executing and delivering this Agreement and the issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not result in (i) a breach or violation of any of the terms and provisions of, or constitute a default under, any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of the property of the Company or any of its subsidiaries is subject, (ii) a violation of the Company's charter or by-laws, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its properties or (iii) the creation of any Encumbrance upon any assets of the Company or of any of its subsidiaries or the triggering of any preemptive or anti-dilution rights or rights of first refusal or first offer, or any similar rights (whether pursuant to a "poison pill" provision or otherwise), on the part of holders of the Company's securities or any other person, other than the right of first refusal granted to Montrose Investments Ltd. and Strong River Investments, Inc. pursuant to that certain letter agreement dated as of April 17, 2001, by and among the Company, Montrose Investments Ltd., HBK Master Fund L.P. and Strong River Investments, Inc. (the "April 17 Letter"). Neither the Company nor any of its subsidiaries or affiliates, nor any person acting on its or their behalf, has issued or sold any shares of Common Stock or securities or instruments convertible into, exchangeable for and/or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the offer and sale of the Shares hereunder, including, without limitation, for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

      (p) The Company and its subsidiaries have not violated and are in compliance with all laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority, except for such violations or noncompliance which, individually or in the aggregate, would not have a Material Adverse Effect.

      (q) The Company and its subsidiaries possess such licenses, permits, consents, orders, certificates or authorizations issued by the appropriate federal, state, foreign or local regulatory agencies or bodies necessary to conduct their business as described in the Prospectus except for licenses, permits, consents, orders, certificates, authorizations, approvals, franchises or rights, the absence of which, individually or in the aggregate, would not have a Material Adverse Effect; the Company and its subsidiaries have not received any notice of proceedings or investigations

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relating to the revocation or modification of any such licenses, permits, consents, orders, certificates, authorizations, approvals, franchises or rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the issue and sale of the Shares and the consummation by the Company of the transactions contemplated by this Agreement, except the filing with the Commission of Prospectus Supplements or amendments to the Registration Statement related to the issue and sale of the Shares and such consents, approvals, authorizations, registrations or qualifications as have already been obtained or made or as may be required under state securities or Blue Sky laws.

      (r) Other than as set forth in the Prospectus, to the best of the Company's knowledge, the Company carries, or is covered by, insurance in such amounts and covering such risks as is prudent, reasonable and customary for companies engaged in similar businesses in similar industries.

      (s) Other than as set forth in the Prospectus, the Company and each of its subsidiaries have obtained all material environmental permits, licenses and other authorizations required by federal, state, foreign and local law in order to conduct their businesses as described in the Prospectus; the Company and each of its subsidiaries are conducting their businesses in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to be in compliance would not have a Material Adverse Effect; and, except as described in the Prospectus, the Company is not in violation of any federal, state, foreign or local law or regulation relating to the storage, handling, disposal, release or transportation of hazardous or toxic materials except for such violations or noncompliance which, individually or in the aggregate, would not have a Material Adverse Effect.

      (t) Arthur Andersen, which has audited the financial statements of the Company and its subsidiaries included in the Prospectus, is an independent public accountant as required by the Act and the Rules and Regulations.

      (u) No forward looking statement within the meaning of Section 27A of the Act and Section 21E of the Exchange Act contained in the Registration Statement has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

      (v) The Company and each of its subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as now conducted (collectively, the "Company Intellectual Property Rights") without any conflict with, or infringement of, the rights of others. Neither Company nor any of its subsidiaries has received any written communications alleging that the Company or any of its subsidiaries has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. To the Company's and each of its subsidiary's knowledge, all Company Intellectual Property Rights are enforceable and there is no existing infringement by any person of such Company Intellectual Property Rights. All patent applications that have been filed by the

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Company or any of its subsidiaries with the Patent and Trademark Office have been duly filed by the Company or such subsidiary, as applicable, and the Company or such subsidiary, as applicable, has taken all actions reasonably necessary to maintain the prosecution of such patent applications.

      (w) The Company, on behalf of Dr. Alvin Glasky, represents and warrants that at all times since the respective dates of application of the Re-Assigned Patents (as defined below) until their assignment to Advanced Immunotherapeutics, Inc., a California corporation, pursuant to the Assignment dated April 12, 2001, by and between Dr. Glasky and Advanced Immunotherapeutics, Inc., Dr. Glasky, in his individual capacity, has been and will be the sole and exclusive legal and beneficial owner of the Re-Assigned Patents and at all times has held and will hold good and marketable title to the Re-Assigned Patents, free and clear of all liens, claims, charges, defenses, counterclaims, offsets, encumbrances and security interests of any kind or nature. Prior to such assignment to Advanced Immunotherapeutics, Inc., Dr. Glasky has not sold, assigned, transferred, pledged or otherwise encumbered or disposed of, and will not sell, assign, transfer, pledge or otherwise encumber or dispose of, the Re-Assigned Patents or any interest therein. Dr. Glasky owns and has the full right and authority to assign the Re-Assigned Patents. For the purposes of this Agreement, "Re-Assigned Patents" means, individually and collectively, the following patents and the inventions included therein, together with the applications to the United States Patent and Trademark Office therefor and any continuations, continuations in part, divisions, reissues, extensions, revisions, substitutions, re-registrations, examinations, reexamination certificates, re-validations and patents of additions with respect thereto, as well as any foreign patents covering any claims described in the patents: (i) U.S. Patent No. 5,091,432, entitled "9-Substituted Hypoxanthine Bi-Functional Compounds and Their Neuroimmunological Methods of Use," issued February 25, 1992 and (ii) U.S. Patent No. 5,447,939, entitled "Carbon Monoxide Dependent Guanylyl Cyclase Modifiers and Methods of Use," issued September 5, 1995.

      (x) On each Settlement Date and each Filing Date (as defined in paragraph 7(m) below), the Company shall be deemed to have confirmed (i) the accuracy and completeness, as of such date, of each representation and warranty made by it in this Agreement and (ii) that the Company has complied with all of the agreements to be performed by it hereunder at or prior to such date.

      7. Covenants of the Company. The Company covenants and agrees with CF&Co that:

      (a) During the period in which a prospectus relating to the Shares is required to be delivered by CF&Co under the Act, the Company will notify CF&Co promptly of the time when any subsequent amendment to the Registration Statement has been filed with the Commission and has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; it will prepare and file with the Commission, promptly upon CF&Co's request, any amendments or supplements to the Registration Statement or Prospectus that, in CF&Co's opinion, may be necessary or advisable in connection with the distribution of the Shares by CF&Co (provided, however that the failure of CF&Co to make such request shall not relieve the Company of any obligation or liability hereunder, or affect CF&Co's

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right to rely on the representations and warranties made by the Company in this
Agreement); the Company will not file any amendment or supplement to the Registration Statement or Prospectus unless a copy thereof has been submitted to CF&Co a reasonable period of time before the filing and CF&Co has not reasonably objected thereto (provided, however that the failure of CF&Co to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect CF&Co's right to rely on the representations and warranties made by the Company in this Agreement); and it will furnish to CF&Co at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus; and the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

      (b) The Company will advise CF&Co, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

      (c) Within the time during which a prospectus relating to the Shares is required to be delivered by CF&Co under the Act, the Company will comply with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, and will file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify CF&Co to suspend the offering of Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

      (d) The Company will use its best efforts to cause the Shares to be listed on the Nasdaq National Market and to qualify the Shares for sale under the securities laws of such jurisdictions as CF&Co designates and to continue such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required in connection therewith to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

      (e) The Company will furnish to CF&Co and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration

Statement or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Shares is required to be delivered under the Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as CF&Co may from time to time reasonably request and, at CF&Co's request, will also furnish copies of the Prospectus to each exchange or market on which sales of Shares may be made.

      (f) The Company will furnish to CF&Co for a period of five years from the date of this Agreement such information as reasonably requested by CF&Co regarding the Company or its subsidiaries.

      (g) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

      (h) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement as originally filed, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Shares, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees and any reasonable fees or disbursements of counsel for CF&Co in connection therewith, (v) the printing and delivery to CF&Co of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement,
(vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Nasdaq National Market and (vii) filing fees, if any, of the Commission and the National Association of Securities Dealers, Inc. In addition to any fees that may be payable to CF&Co under this Agreement, the Company will reimburse CF&Co, upon the execution and delivery of this Agreement by both parties, all of its out-of-pocket expenses (including legal fees and disbursements) incurred in connection with the negotiation and preparation of this Agreement up to an aggregate maximum of $100,000. Further, during the term of the Agreement, the Company shall pay CF&Co $2,500 per diem for arranging any meetings with potential or current investors in connection with an offering under this Agreement, and the Company will reimburse CF&Co its expenses related to such activities, including, but not limited to, travel, lodging, meals, telephone and telecopy charges. CF&Co will waive the per diem fee, but not its right to reimbursement for expenses, if the Company has previously raised through CF&Co pursuant to this and any other agreement, collectively, in excess of $100,000,000. The Company agrees that, upon the execution and delivery of this Agreement by both parties, it will remit to CF&Co the amount of forty thousand dollars ($40,000) to be held as a deposit against which such per diem and related expenses described in the immediately preceding two sentences will be deducted, provided that upon the termination or expiration of this Agreement, CF&Co will return such amount less any such expenses, and provided, further, that the Company will remain obligated to reimburse CF&Co for any such expenses that exceed such amount.

      (i) The Company will use the Net Proceeds as described in the Prospectus and, in any case, for general corporate purposes only, in the ordinary course of its business and consistent with past practice and, without limiting the generality of the foregoing, shall not use such proceeds to make a loan to any employee, officer, director or stockholder of the Company (other than loans made to new employees as a condition of employment), to repay any loan or other obligation of the Company to any such person or to repurchase or pay a dividend on shares of Common Stock or other securities of the Company (in any such case, regardless of whether such loan or payment was authorized by the Company's Board of Directors prior to the date hereof).

      (j) Without the written consent of CF&Co, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock (other than the Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Acceptance of a Placement Notice is delivered to CF&Co hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Shares sold pursuant to such Placement Notice; provided, however, that such restriction will not be required in connection with the Company's issuance or sale of (i) Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options, pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan (but not shares subject to a waiver to exceed plan limits in its stock purchase plan) of the Company now in effect, and (ii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in writing to CF&Co.

      (k) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise CF&Co immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter or other document provided to CF&Co pursuant to this Agreement.

      (l) The Company will cooperate with any due diligence review conducted by CF&Co or its agents, including, without limitation, providing information and making available documents and senior corporate officers, as CF&Co may reasonably request; provided, however, that the Company shall be required to make available documents and senior corporate officers only (i) at the Company's principal offices and (ii) during the Company's ordinary business hours.

      (m) The Company agrees that on or prior to the Business Day after the end of each calendar week during which sales of Shares were made by CF&Co (each such week, a "Reporting Period") or on such earlier date as the Rules and Regulations shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Act (each a "Filing Date"), which prospectus supplement will set forth, with regard to such sales, the dates included within the Reporting Period, the amount of Shares sold through CF&Co, the Net Proceeds to the Company and the compensation payable by the Company to CF&Co and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

      (n) On each Filing Date and each time that (i) the Registration Statement shall be amended or the Prospectus supplemented (other than a supplement filed
(1) pursuant Rule 424(b) under the Act that contains solely the information confirmed to the Company by CF&Co pursuant to Section 3 above or (2) paragraph
(m) above), but in any event on or before the Settlement Date in respect of the first sale of Shares hereunder, or (ii) after the first such amendment or supplement, there is filed with the Commission any document incorporated by reference into the Prospectus, the Company shall furnish or cause to be furnished to CF&Co forthwith a certificate dated the date of filing with the Commission of such supplement, or other document, or the date of the effectiveness of the Registration Statement or such amendment, as the case may be, in the form attached hereto as Exhibit 8(h) to the effect that the representations and warranties made by the Company in this Agreement are true and correct on such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) and that the Company has complied with all of the agreements to be performed by it at or prior to such date.

      (o) On the date that the first amendment to the Registration Statement or supplement to the Prospectus after the date of this Agreement is declared effective or is filed, respectively, but in any event on or before the Settlement Date in respect of the first sale of Shares hereunder, and each time that (i) the Registration Statement is amended or the Prospectus supplemented (other than a supplement filed (1) pursuant Rule 424(b) under the Act that contains solely the information confirmed to the Company by CF&Co pursuant to
Section 3 above or (2) paragraph (m) above) or (ii) after the first such amendment or supplement, there is filed with the Commission any document incorporated by reference into the Prospectus, the Company shall furnish or cause to be furnished forthwith to CF&Co and to counsel to CF&Co a written opinion of Latham & Watkins, counsel to the Company ("Company Counsel") and a written opinion of Oppenheimer Wolff & Donnelly LLP ("Special Counsel"), or other counsels satisfactory to CF&Co, dated the date of effectiveness of such amendment, or the date of filing with the Commission of such supplement or other document, as the case may be, in form and substance satisfactory to CF&Co and its counsel, in substantially the forms attached hereto as Exhibits 8(e)(1) and 8(f)(1) respectively (for the first such opinion) and Exhibits 8(e)(2) and 8(f)(2) respectively (for subsequent dates), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

      (p) On the date that the first amendment to the Registration Statement or supplement to the Prospectus after the date of this Agreement is declared effective or is filed, respectively, and each time after the date of the first such amendment or supplement that the Registration Statement is amended or the Prospectus supplemented to include additional amended financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional amended financial information, but in any event on or before the Settlement Date in respect of the first sale of Shares hereunder, the Company shall cause its independent accountants reasonably satisfactory to CF&Co, forthwith to furnish CF&Co letters (the "Comfort Letters"), dated the date of effectiveness of such amendment, or the date of filing of such supplement or other document with the Commission, as the case may be, in form and substance satisfactory to CF&Co, (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings (the first such letter, the "Initial Comfort Letter") and (iii) updating the Initial Comfort Letter with any information which would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

      (q) The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares, or pay anyone any compensation for soliciting purchases of the Shares other than CF&Co.

      (r) The Company acknowledges and agrees that CF&Co has informed the Company that CF&Co may purchase and sell shares of Common Stock for its own account at the same time as Shares are being sold by the Company pursuant to this Agreement, provided that the Company shall not be deemed to have authorized or consented to any such purchases or sales by CF&Co.

      (s) Upon Acceptance of each Placement Notice hereunder, the Company shall furnish or cause to be furnished to CF&Co and to counsel to CF&Co a written opinion of Company Counsel dated the date of such Acceptance in form and substance satisfactory to CF&Co and its counsel, in substantially the form attached hereto as Exhibits 8(e)(3) with respect to the Placement Shares to be sold pursuant to the applicable Placement Notice.

      8. Conditions to CF&Co's Obligations. The obligations of CF&Co hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by CF&Co of a due diligence review satisfactory to CF&Co in its reasonable judgment, and to the continuing satisfaction (or waiver by CF&Co in its sole discretion) of the following additional conditions:

      (a) The Registration Statement shall have become effective and shall be available for the resale of (i) all Placement Shares issued pursuant to all prior Placements and not yet sold by CF&Co and (ii) all Placement Shares contemplated to be issued by the Placement Notice relating to such Placement.

      (b) None of the following events shall have occurred: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate.

      (c) CF&Co shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in CF&Co's opinion is material, or omits to state a fact that in CF&Co's opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

      (d) Except as contemplated in the Prospectus, or disclosed in the Company's reports filed with the Commission prior to the date of this Agreement, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change, on a consolidated basis, in the authorized capital stock of the Company and its subsidiaries, or any Material Adverse Effect, or any development that may reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company's securities by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company's securities, the effect of which, in the case of any such action by a rating organization described above, in the sole judgment of CF&Co (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Shares on the terms and in the manner contemplated in the Prospectus.

      (e) CF&Co shall have received the opinions of Company Counsel required to be delivered pursuant Section 7(o) and 7(s) on or before the date on which satisfaction of this condition is determined.

      (f) CF&Co shall have received the opinions of Special Counsel required to be delivered pursuant Section 7(o) on or before the date on which satisfaction of this condition is determined.

      (g) CF&Co shall have received the Comfort Letters required to be delivered pursuant Section 7(p) on or before the date on which satisfaction of this condition is determined.

      (h) CF&Co shall have received the certificates required to be delivered pursuant to Section 7(n) on or before the date on which satisfaction of this condition is determined.

      (i) The Shares shall have been duly listed, subject to notice of issuance, on the Nasdaq National Market, and trading in the Common Stock shall not have been suspended on such market.

      (j) On each date on which the Company is required to deliver a certificate pursuant to Section 7(n), the Company shall have furnished to CF&Co such appropriate further information, certificates and documents as CF&Co may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish CF&Co with such conformed copies of such opinions, certificates, letters and other documents as CF&Co shall reasonably request.

      (k) CF&Co shall have received a copy of a written waiver, in form and substance reasonably satisfactory to CF&Co, executed by Montrose Investments Ltd. and Strong River Investments, Inc., waiving the right of first refusal set forth in the April 17 Letter with respect to all Placement Shares which may be sold pursuant to this Agreement, which waiver shall be in full force and effect as of such date.

      (l) There shall not have occurred any event that would permit CF&Co to terminate this Agreement pursuant to Section 11(a).

      9. Indemnification and Contribution.

      (a) The Company agrees to indemnify and hold harmless CF&Co, the directors, officers, partners, employees and agents of CF&Co and each person, if any, who (i) controls CF&Co within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with CF&Co (a "CF&Co Affiliate") from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which CF&Co, or any such person, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or
(iii) any breach by any of the indemnifying parties of any of their respective representations, warranties and agreements contained in this Agreement; provided that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares pursuant to this Agreement and is caused directly by an untrue statement or omission made in reliance on and in conformity with information relating to CF&Co and furnished in writing to the Company by CF&Co expressly stating that such information is intended for inclusion in any document described in clause (a)(i) above. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

      (b) CF&Co agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with Company (a "Company Affiliate") against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information and relating to CF&Co furnished to the Company by CF&Co expressly stating that such information is intended for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (c) Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this
Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 9(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which it is entitled to reimbursement pursuant to this Section 9(c), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, at least five days prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

      (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or CF&Co, the Company and CF&Co will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than CF&Co, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and CF&Co may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and CF&Co on the other. The relative benefits received by the Company on the one hand and CF&Co on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total compensation (before deducting expenses) received by CF&Co from the sale of Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and CF&Co, on the other, with respect to the statements or omission which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or CF&Co, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and CF&Co agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), CF&Co shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Act, and any officers, directors, partners, employees or agents of CF&Co, will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d). Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

      10. Representations and Agreements to Survive Delivery. All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of CF&Co, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Shares and payment therefor or (iii) any termination of this Agreement.

      11. Termination.

      (a) CF&Co shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that has actually occurred and that is reasonably expected to cause a Material Adverse Effect has occurred which, in the reasonable judgment of CF&Co, may materially impair the investment quality of the Shares, (ii) the Company shall have failed, refused or been unable, at or prior to any Settlement Date, to perform any agreement on its part to be performed hereunder, (iii) any other condition of CF&Co's obligations hereunder is not fulfilled, (iv) any suspension or limitation of trading in the Shares or in securities generally on the Nasdaq National Market , or any setting of minimum prices for trading of the Shares or in securities generally on such exchange, shall have occurred, (v) any banking moratorium shall have been declared by federal or New York authorities or (vi) an outbreak or material escalation of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in the sole judgment of CF&Co, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares to be sold by CF&Co on behalf of the Company. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(f), 7(h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination. If CF&Co elects to terminate this Agreement as provided in this Section, CF&Co shall provide the required notice as specified herein.

      (b) The Company shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time following the period of twelve (12) months after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(f), 7(h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

      (c) At any time following the period of twelve (12) months from the date of this Agreement, CF&Co shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(f), 7(h), Section 9, Section 10, Section 16 and
Section 17 hereof shall remain in full force and effect notwithstanding such termination.

      (d) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(f), 7(h), Section 9, Section 10,
Section 16 and Section 17 shall remain in full force and effect.

      (e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by CF&Co or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement.

      12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and if sent to CF&Co, shall be delivered to CF&Co at Cantor Fitzgerald & Co., 1 World Trade Center, New York, New York 10048, fax no. (212) 938-8860, Attention: ITD-Investment Banking, with a copy to General Counsel at the same address, with a copy to Zukerman Gore & Brandeis, LLP, 900 Third Avenue, New York, New York 10022, fax no. (212) 223-6433, Attention Clifford A. Brandeis, Esq.; or if sent to the Company, shall be delivered to NeoTherapeutics, Inc., 157 Technology Drive, Irvine, California 92618, fax no.
(949) 788-6706, attn: Chief Financial Officer, with a copy to Latham & Watkins, 650 Town Center Drive, Twentieth Floor, Costa Mesa, California 92626-1925, attn:
Alan W. Pettis, Esq. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 5:00 p.m., eastern time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange and commercial banks in the city of New York are open for business.

      13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and CF&Co and their respective successors and the affiliates, controlling persons, officers and directors referred to in
Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign it rights or obligations under this Agreement without the prior written consent of the other party, provided, however, that CF&Co may assign its rights and obligations hereunder to an affiliate of CF&Co without obtaining the Company's consent, provided, further, that the Company may terminate this Agreement at any time following any such assignment by CF&Co.

      14. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement (including, without limitation, the Maximum Amount) shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

      15. Entire Agreement; Amendment; Severability. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and CF&Co. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

      16. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

      17. Waiver of Jury Trial. The Company and CF&Co each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this agreement or any transaction contemplated hereby.

      18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

        If the foregoing correctly sets forth the understanding between the Company and CF&Co, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and CF&Co.

                                            Very truly yours,

                                            NEOTHERAPEUTICS, INC.

                                            By:  __________________________
                                                   Name:
                                                   Title:

                                            ACCEPTED as of the date first-above
                                            written:

                                            CANTOR FITZGERALD & CO.

                                            By:  __________________________
                                                        Managing Director

                                                                      SCHEDULE 1

                                  COMPENSATION

The amount of any discount, commission or other compensation to be paid by the Company to CF&Co for effecting sales of Placement Shares shall be as follows:

Commission/Discount                                     Proceeds
--------------------------------------------------------------------------------
4.00%                                                   $0-$ 10,000,000
3.5%                  of proceeds on the next:          $10,000,001-$20,000,000
3.00%                 of proceeds on the next:          $20,000,001-$40,000,000
2.75%                 of proceeds on the next:          $40,000,001+